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                                                                    EXHIBIT 23.2


                       [GAUNT & COMPANY, LTD. LETTERHEAD]


        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


        As the independent certified public accountant of Heartland Community Bank and its subsidiaries, we hereby consent to the use of our report and to all references to our Firm included in or made part of this Registration Statement.




December 31, 1996


Gaunt & Company, Ltd.